Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—
S&P Competitive Advantage Portfolio, 2002 Series:

We consent to the use of our report dated May 22, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
May 22, 2002